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Exhibit 4.1

FORM OF COMMON STOCK CERTIFICATE
OF

Number ____	IP STRATEGY HOLDINGS, INC. a Delaware Corporation	*_________* Shares Common Stock

THIS CERTIFIES THAT______________________________ is the record holder of _____________________ (____________) fully paid and non-assessable shares of Common Stock of IP Strategy Holdings, Inc., a Delaware corporation (the “Corporation”), transferable on the books of the Corporation by the holder, in person, or by duly authorized attorney, upon surrender of this certificate properly endorsed or assigned.
This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation of the Corporation, as amended, restated or otherwise modified from time to time, and the Bylaws of the Corporation, as amended or restated from time to time, a copy of each of which is on file at the office of the Corporation and made a part hereof as fully as though the provisions of the Certificate of Incorporation and Bylaws were imprinted in full on this Certificate, to all of which the holder of this certificate, by acceptance hereof, assents.
The Corporation may issue shares of its capital stock without certificates. To the extent that shares of the Corporation are issued without certificates, the Corporation shall provide the holder thereof a written statement of the information required by Section 151(f) and Section 202(a) of the Delaware General Corporation Law.
The Corporation will furnish without charge to each shareholder who so requests in writing, the designations, relative rights, preferences and limitations of each class of stock or series thereof and the variations in rights, preferences, and limitations for each series, and the authority of the board of directors to determine variations for future series.
IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers this ____ day of ___________________.

_______________________________________ President	_______________________________________ Secretary

FOR VALUE RECEIVED _____________________________________________ HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO ____________________________________________, ___________________________ SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND DOES HEREBY IRREVOCABLY CONSTITUTE AND APPOINT _______________________________________ ATTORNEY TO TRANSFER THE SAID SHARES ON THE SHARE REGISTER OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED _____________________________

_________________________________________________________
(Signature)

NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.